Exhibit 99.5

Nocopi Technologies Reports Executive Leadership Changes and Second Quarter Financial Results

NNUP | August 11, 2023

KING OF PRUSSIA, Pa., August 11, 2023 (GLOBE NEWSWIRE) -- Nocopi Technologies, Inc. (OTC Pink: NNUP), a developer of specialty reactive inks today announced executive leadership changes and results for its second quarter ended June 30, 2023. Nocopi’s SEC filings are available here.

Executive Leadership Changes

Michael A. Feinstein, M.D. to retire as CEO and Chairman of the Board on August 18, 2023.

Michael S. Liebowitz named CEO successor and appointed Chairman of the Board.

Nocopi Technologies announced today that Michael A. Feinstein, M.D. will retire from his role as Chief Executive Officer and Chairman of the Board on August 18, 2023, after serving in the Chief Executive Officer role since 2000. Dr. Feinstein, who has served as Chairman of the Board of Directors since 1999, will remain with the company in a senior advisory role through next year to support a seamless transition.

Nocopi Chairman and CEO Michael Feinstein, M.D., commented, “I’m proud of what we have accomplished at Nocopi with our committed and talented team. It has been a great privilege to lead this company for so many years. I remain committed to working closely with the board and Michael for a smooth transition and to ensure we keep our positive momentum.”

Michael S. Liebowitz has been named Chairman of the Board and Chief Executive Officer of the company effective August 18, 2023. Mr. Liebowitz, who has served as a member of the Board of Directors since October 2022, has over 25 years of experience in operating, scaling, and leading businesses with a proven track record of creating shareholder value. Having served in numerous key leadership roles, Mr. Liebowitz has founded or acquired various companies across diverse business segments including insurance and financial services. Mr. Liebowitz founded Harbor Group Consulting LLC, an insurance and risk management consulting firm, where he was President and Chief Executive Officer from 1995 until its acquisition in 2018 by Alliant Insurance Services, Inc. Additionally, Mr. Liebowitz was a founding principal of National Financial Partners Corp., which was taken public in 2003. Mr. Liebowitz has also served on public and private company boards throughout his career.

"On behalf of the entire Nocopi Technologies team, I want to thank Mike Feinstein for his contributions over the years. At the same time, I am excited to lead this company through its next chapter and look forward to establishing a new growth platform. The current market backdrop provides tremendous opportunity for us to expand, and I am very focused on utilizing my operating experience and network to help grow our business into other areas, including through mergers and acquisitions. Our strategy is to increase our per share value for all Nocopi shareholders and I will be very focused on executing on our goals,” added Mr. Liebowitz.

 2023 Q2 Results

2023 Q2 total revenue increased 17% to $599,200 as compared to 2022 Q2 revenue of $514,300. The increase in revenue was largely driven by an increase in product and other sales, up 30% from $344,500 in 2022 Q2 to $449,000 resulting from increased demand from third party authorized printers used by two of our major licensees in the entertainment and toy products markets. We did experience a slight decline in royalty revenue during the quarter from licensees. Licensee, royalties and fee revenue was down 12% during the quarter from $169,800 in 2022 Q2 to $150,200 due to the softer product sales of ink to licensees that was experienced by Nocopi throughout fiscal 2022.

Gross profit increased to $370,200 in the quarter from $313,100 during 2022 Q2. For the second quarter, gross profit margin came in at 62% on a blended basis, which is a slight improvement over 2022 Q2 gross profit margin of 61%. The increase in gross profit dollars came from an increase in product and other sales of 42% from $189,700 in 2022 Q2 to $269,800 in 2023 Q2, offset from a 19% decline in gross profit dollars from license royalties and fees of $100,400 in 2023 Q2 compared to $123,400 in 2022 Q2.

2023 Q2 operating expenses decreased to $319,700 from $615,900 in 2022 Q2, reflecting an approximate $296,200 decrease totaling 48%. Although the company faced one-time legal and shareholder expenses in 2022, operating expenses for 2023 reflect higher expenses aimed at new growth initiatives, modest increases in research and development and sales and marketing expenses, and the further buildout of a corporate development team.

Pretax earnings for the quarter were $50,500 compared to a loss of $302,800 during 2022 Q2. Net income for the quarter came in at $79,100 compared to a net loss of $297,000 in 2022 Q2.

Net cash from operations during the first half of 2023 was $137,300, which compares to a use of cash of ($253,300) for the same period of 2022.

Cash used in investing activities for the first half of 2023 was $11,900 compared to zero in the same period of 2022. Our cash balance increased $68,900 from 2023 Q1 to $5,463,200 at 2023 Q2 quarter-end.

Nocopi Chairman and CEO Michael Feinstein, M.D., commented, “We are experiencing steady progress in the recovery of customer demand from the lasting supply chain constrains of mid-2022. Q2 indicates another quarter of advancement. The slightly lower license and royalty revenue felt during the quarter was the result of weaker ink product sales during the middle of last year as our business typically experiences a time lag of 6 to 9 months between an ink product sale and the associated royalty revenue from the licensee. This was very similar to what we experienced in 2023 Q1. Our gross profit margin improved slightly to a level that is more in line with our historic ranges.

From a capital base perspective, Nocopi’s balance sheet remains positioned with a strong financial base, with over $5.4 million in cash and no long-term debt, to support our long-term value-creating initiatives. We place our excess cash in short-term U.S. Treasury Bills.”

About Nocopi Technologies (www.nocopi.com)
Nocopi Technologies, headquartered in King of Prussia, PA develops and markets specialty reactive inks and licenses these technologies. Nocopi’s ink technologies are backed by proprietary and patented technology. Our inks are marketed for use across a variety of end markets.

Safe Harbor for Forward-Looking Statements
The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words "may," "will," "should," "plans," "explores," "expects," "anticipates," "continue," "estimate," "project," "intend," and similar expressions. Forward-looking statements involve a number of estimates, assumptions, risks and uncertainties that may cause actual results to differ materially from those anticipated. Forward-looking statements may address uncertainties regarding customer preferences or demand for products incorporating Nocopi technology that underlie the company’s revenue expectations, the company’s ability to develop new products and new product applications, the financial condition of customers and the timeliness of their payments, the impact of fluctuations in currencies, global trade and shipping markets, other risks to which the company is subject; other factors beyond the company's control. Actual results could differ from those projected due to numerous factors and uncertainties, and Nocopi can give no assurance that such statements will prove to be correct nor that Nocopi’s actual results of operations, financial condition and performance will not differ materially from those reflected or implied by its forward-looking statements. Investors should refer to the risk factors described by Nocopi in Item 1.A "Risk Factors" in its most recent Form 10-K and other SEC reports available at www.sec.gov/edgar. Forward-looking statements are made as of the date of this news release; Nocopi assumes no obligation to update these statements.

Investor & Media Contacts
610-834-9600
ir@nocopi.com